                        ASSET BACKED FUNDING CORPORATION



                                  as Purchaser



                                       and



                      BANK OF AMERICA, NATIONAL ASSOCIATION


                                    as Seller


                        MORTGAGE LOAN PURCHASE AGREEMENT


                    Fixed and Adjustable Rate Mortgage Loans


                               ABFC 2006-HE1 Trust

                   Asset-Backed Certificates, Series 2006-HE1



                          Dated as of November 1, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................3

   Section 1.01. Definitions...................................................3

ARTICLE II SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE...................3

   Section 2.01. Sale of Mortgage Loans........................................3

   Section 2.02. Obligations of Seller Upon Sale...............................3

   Section 2.03. Payment of Purchase Price for the Mortgage Loans..............5

   Section 2.04. Regulation AB Compliance......................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH................6

   Section 3.01. Representations and Warranties Relating to the Mortgage Loans.6

   Section 3.02. Seller Representations and Warranties........................11

ARTICLE IV SELLER'S COVENANTS.................................................12

   Section 4.01. Covenants of the Seller......................................12

ARTICLE V TERMINATION.........................................................13

   Section 5.01. Termination..................................................13

ARTICLE VI MISCELLANEOUS PROVISIONS...........................................13

   Section 6.01. Amendment....................................................13

   Section 6.02. Governing Law................................................13

   Section 6.03. Notices......................................................13

   Section 6.04. Severability of Provisions...................................14

   Section 6.05. Counterparts.................................................14

   Section 6.06. Further Agreements...........................................14

   Section 6.07. Intention of the Parties.....................................14

   Section 6.08. Successors and Assigns; Assignment of this Agreement.........15

   Section 6.09. Survival.....................................................15

Schedule I      Option One Mortgage Loan Schedule
Schedule II      Ameriquest Mortgage Loan Schedule
Schedule III      Accredited Mortgage Loan Schedule
Schedule IV       C-BASS Mortgage Loan Schedule
Schedule V        NC Capital Mortgage Loan Schedule
Schedule VI       WMC Mortgage Loan Schedule
Schedule VII      Mortgage Loan Schedule (Group 1)
Schedule VIII     Mortgage Loan Schedule (Group 2)

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of November 1, 2006 (the "Agreement"), between BANK OF AMERICA, NATIONAL ASSOCIATION ("Bank of America" or the "Seller") and ASSET BACKED FUNDING CORPORATION (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Flow Sale and Servicing Agreement (the "Option One Sale and Servicing Agreement"), dated as of July 28, 2006, by and among Bank of America, as the purchaser, Option One Mortgage Corporation, as company and seller ("Option One"), and Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and Option One Owner Trust 2005-9 (collectively, the "Option One Owner Trusts"), as sellers, and the related Memorandum of Sale, dated October 30, 2006 (the "Option One Memorandum of Sale"), among Bank of America, Option One and the Option One Owner Trusts, the Seller is the owner of either the notes or other evidence of indebtedness (the "Option One Mortgage Notes") or other evidence of ownership so indicated on Schedule I hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Option One Mortgage Loans");

     WHEREAS, pursuant to the Master Mortgage Loan Purchase Agreement (the "Ameriquest Sale and Servicing Agreement"), dated as of September 1, 2006, by and between Bank of America, as the purchaser, and Ameriquest Mortgage Company, as the seller ("Ameriquest"), and the related Memorandum of Sale, dated September 7, 2006 (the "Ameriquest Memorandum of Sale"), by and between Bank of America and Ameriquest, the Seller is the owner of either the notes or other evidence of indebtedness (the "Ameriquest Mortgage Notes") or other evidence of ownership so indicated on Schedule II hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Ameriquest Mortgage Loans");

     WHEREAS, pursuant to the Flow Sale and Interim Servicing Agreement (the "Accredited Sale and Servicing Agreement"), dated as of September 1, 2006, by and between Bank of America, as the purchaser, and Accredited Home Lenders, Inc., as the seller ("Accredited"), and the related the Memorandum of Sale, dated September 28, 2006 (the "Accredited Memorandum of Sale"), by and between Bank of America and Accredited, the Seller is the owner of either the notes or other evidence of indebtedness (the "Accredited Mortgage Notes") or other evidence of ownership so indicated on Schedule III hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Accredited Mortgage Loans");

     WHEREAS, pursuant to the Mortgage Loan Purchase Agreement (the "C-BASS Sale and Servicing Agreement"), dated as of September 1, 2006, by and between Bank of America, as the purchaser, and Credit-Based Asset Servicing and Securitization LLC, as the seller ("C-BASS"), and the related Memorandum of Sale, dated September 28, 2006 (the "C-BASS Memorandum of Sale"), by and between Bank of America and C-BASS, the Seller is the owner of either the notes or other evidence of indebtedness (the "C-BASS Mortgage Notes") or other evidence of ownership so indicated on Schedule IV hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "C-BASS Mortgage Loans");

     WHEREAS, pursuant to the Flow Sale and Interim Servicing Agreement (the "NC Capital Sale and Servicing Agreement"), dated as of September 1, 2006, by and between Bank of America, as the purchaser, and NC Capital Corp., as the seller ("NC Capital") and the related Memorandum of Sale, dated September 7, 2006 (the "NC Capital Memorandum of Sale"), by and between Bank of America and NC Capital, the Seller is the owner of either the notes or other evidence of indebtedness (the "NC Capital Mortgage Notes") or other evidence of ownership so indicated on
Schedule V hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "NC Capital Mortgage Loans");

     WHEREAS, pursuant to the Flow Sale and Interim Servicing Agreement (the "WMC Sale and Servicing Agreement" and together with the Option One Sale and Servicing Agreement, the Ameriquest Sale and Servicing Agreement, the Accredited Sale and Servicing Agreement, the C-BASS Sale and Servicing Agreement and the NC Capital Sale and Servicing Agreement, the "Sale and Servicing Agreements"), dated as of October 1, 2006, by and between Bank of America, as the purchaser, and WMC Mortgage Corp., as the seller ("WMC") and the related Memoranda of Sale, dated October 25, 2006 and November 27, 2006 (collectively, the "WMC Memoranda of Sale" and together with the Option One Memorandum of Sale, the Ameriquest Memorandum of Sale, the Accredited Memorandum of Sale, the C-BASS Memorandum of Sale and the NC Capital Memorandum of Sale, the "Memoranda of Sale"), each by and between Bank of America and WMC Mortgage, the Seller is the owner of either the notes or other evidence of indebtedness (the "WMC Mortgage Notes") or other evidence of ownership so indicated on Schedule VI hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "WMC Mortgage Loans" and together with the Option One Mortgage Loans, the Ameriquest Mortgage Loans, the Accredited Mortgage Loans, the C-BASS Mortgage Loans and the NC Capital Mortgage Loans, the "Mortgage Loans");

     WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the related real properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

     WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Option One, as a servicer, JPMorgan Chase Bank, National Association, as a servicer, Litton Loan Servicing LP, as a servicer, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to ABFC 2006-HE1 Trust.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions.

     All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

     Section 2.01. Sale of Mortgage Loans.

     The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date (i) all of its right, title and interest in and to each Mortgage Loan and the related Cut-off Date Principal Balance thereof, including any Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; (v) the rights of the Seller under the Consulting Agreement; and (vii) all proceeds of any of the foregoing.

     Section 2.02. Obligations of Seller Upon Sale.

     In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee two computer files containing true and complete lists of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such files (the "Mortgage Loan Schedules"), which are set forth on Exhibits D-1 and D-2 to the Pooling and Servicing Agreement, shall also be marked as Schedule VII and
Schedule VIII, respectively, to this Agreement and are hereby incorporated into and made a part of this Agreement.

     In connection with such transfer and assignment of the Mortgage Loans, the Seller shall, on behalf of the Purchaser, deliver and deposit with the Trustee, or the Custodian on behalf of the Trustee, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

          (i) the original Mortgage Note, including any riders thereto, endorsed in blank, or with respect to any lost Mortgage Note, a Lost Note Affidavit, together with a copy of the related Mortgage Note;

          (ii) the original Mortgage with evidence of recording thereon including any riders thereto, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

          (iii) an original Assignment, in form and substance acceptable for recording. The Assignment shall be assigned in blank;

          (iv) an original copy of any intervening Assignment showing a complete chain of assignments;

          (v) the original or a certified copy of the lender's title insurance policy; and

          (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

     If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or the Custodian on behalf of the Trustee, no later than the Closing Date, of a copy of each such document certified by the related Originator, the Seller, title company, escrow agent or closing attorney in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, or the Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, or the Custodian on behalf of the Trustee, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan. The Assignments referred to in Section 2.02(iii) above are not required to be recorded by the Seller.

     Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, or is materially mutilated, damaged or torn, the Seller shall have 120 days to cure such defect or deliver such missing document to the Trustee or the Custodian on behalf of the Trustee (or 90 days after the earlier of Seller's discovery or receipt of notification if such defect would cause the related Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) or 150 days following the Closing Date, in the case of missing Mortgages or Assignments, or deliver such missing document to the Trustee or the Custodian on behalf of the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

     It is understood and agreed that the obligations of the Seller set forth in this Section 2.02 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a defective or missing document.

     The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

     The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

     Section 2.03. Payment of Purchase Price for the Mortgage Loans.

     In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees (i) to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $[______________], and (ii) to deliver to or at the direction of the Seller on the Closing Date, a 100% interest in each of the Class R Certificates and the Class R-X Certificates (clauses (i) and (ii) together, the "Purchase Price"). The Seller shall pay, and be billed directly for, all reasonable expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and reasonable expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee, Master Servicer and Securities Administrator and other out-of-pocket costs, if any.

     Section 2.04. Regulation AB Compliance.

     For so long as the Securities Administrator is required to file any report with the Commission pursuant to Section 3.33 of the Pooling and Servicing Agreement, the Seller shall furnish to the Securities Administrator, on each

Distribution Date, the "significance estimate" of the Interest Rate Swap Agreement, in each case calculated in accordance with Item 1115 of Regulation AB as of such Distribution Date.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

     Section  3.01.  Representations  and  Warranties  Relating to the  Mortgage
Loans.

     The representations and warranties with respect to the Mortgage Loans in the related Sale and Servicing Agreement were made as of the dates of the related Memorandum or Memoranda of Sale. The Seller's right, title and interest in such representations and warranties and the remedies in connection therewith have been assigned by the Seller to the Company and by the Company to the Trust in various assignment, assumption and recognition agreements among the Seller, the Company, the Master Servicer, the Trustee and the various Originators. In addition, the Seller hereby assumes, on and after September 8, 2007, the obligations of Ameriquest with respect to the mortgage loan representations made by Ameriquest in Section 3.03 of the Ameriquest Sale and Servicing Agreement (the "Ameriquest Representations and Warranties"). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both
(i) a representation or warranty of an Originator under the applicable Sale and Servicing Agreement and (ii) a representation or warranty of the Seller under this Agreement (other than Section 3.01(xi) and (xix) below), the only right or remedy of the Purchaser shall be the right to enforce the obligations of the applicable Originator under any applicable representation or warranty made by it; provided, however, to the extent that any fact, condition or event with respect to an Ameriquest Mortgage Loan constitutes a breach of an Ameriquest Representation and Warranty and such breach is discovered on or after September 8, 2007, Ameriquest shall have no obligation or liability with respect to such Mortgage Loans and the only right or remedy of the Purchaser with respect to such Mortgage Loans shall be the right to enforce the Seller's obligations assumed from Ameriquest regarding the Ameriquest Representations and Warranties. Except as otherwise stated herein, the Purchaser acknowledges and agrees that the representations and warranties of the Seller in this Section 3.01 are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by an Originator in the related Sale and Servicing Agreement. Except as otherwise stated herein, the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (other than the representations and warranties made in Sections 3.01(xi) and (xix) below) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by an Originator in the related Sale and Servicing Agreement, without regard to whether such Originator fulfills its contractual obligations in respect of such representation or warranty. If, however, such Originator fails to reimburse the Trustee for any costs or damages incurred by the Trust in connection with a breach of such Originator's representations and warranties with respect to abusive or predatory lending laws set forth in the applicable section of the related Sale and Servicing Agreement (such amount, the "Reimbursement Amount"), the Seller shall pay the Reimbursement Amount to the Trust. The Reimbursement Amount shall be delivered to the related Servicer for deposit into the applicable Servicer Custodial Account within ten (10) days from the date the Seller was notified by the Trustee of the amount of such costs and damages. Subject to the foregoing, the

Seller represents and warrants upon delivery of the Mortgage Loans to the Purchaser hereunder, as to each, that:

          (i) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedules attached hereto as Schedules I - VIII provide an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the related Mortgage Loan Schedule is true and correct in all material respects at the date or dates on which such information is given;

          (ii) No Mortgage Loan was 30 days or more contractually delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan;

          (iii) There are no delinquent taxes, assessments that could become a lien prior to the related Mortgage or insurance premiums affecting the related Mortgaged Property;

          (iv) Each Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (v) Other than any Mortgage Loan that is less than 30 days contractually delinquent as of the Cut-off Date, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any material default, breach, violation or event of acceleration;

          (vi) Each Mortgaged Property is free of material damage that would affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (vii) To the best of the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

          (viii) As of the date of origination, each Mortgaged Property was lawfully occupied under applicable law and to the Seller's knowledge, each Mortgaged Property is lawfully occupied as of the date hereof; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the Mortgage Loan;

          (ix) As of the Closing Date, no Mortgage Loan is in foreclosure;

          (x) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg ss. 1.860G-2;

          (xi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination of each Mortgage Loan have been complied with;

          (xii) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

          (xiii) The Seller is the sole owner of record and holder of the Mortgage Loan and the Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens), charges or security interests of any nature encumbering such Mortgage Loan;

          (xiv) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected on the related Mortgage Loan Schedule;

          (xv) The Seller has not dealt with any broker, investment banker, agent or other Person (other than the Originators and the Underwriter) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (xvi) Each Mortgage is a valid, subsisting enforceable and perfected first or second lien and first or second priority security interest on the related Mortgaged Property, including all buildings on such Mortgaged
     Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (a) the lien of current real property taxes and assessments not yet due and payable;

               (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

               (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

               (d) with respect to each second lien Mortgage, a prior mortgage lien on the Mortgaged Property;

          (xvii) The Mortgage Loan is covered by (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae, (b) an ALTA lender's title insurance policy or (c) a CLTA lender's title insurance policy or (d) another generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located insuring the related Originator, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (a), (b) and (c), and with respect to each second lien Mortgage Loan clause (d), of paragraph (xvi) of this Section 3.01, and against any loss by reason of the invalidity of unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and
     Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. Each Originator, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the related Mortgage Loan to the Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including an Originator or the Seller, has done anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the related Originator or the Seller;

          (xviii) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each second lien Mortgage Loan, in either case, on the property described therein and each Originator has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage; and

          (xix) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS(R) Glossary, which as of the date hereof is Version 5.7, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     With  respect  to the  representations  and  warranties  set  forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, a Servicer, the Master Servicer, the Custodian, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Purchaser and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

     Upon discovery by the Seller, a Servicer, the Master Servicer, the Custodian, the Securities Administrator, the Trustee, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Article III that materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Subject to the first paragraph of this Section 3.01, within 90 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

     It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a Mortgage Loan as a result of a breach of a representation or warranty, subject to the limitation contained in the first paragraph of this Section 3.01, and to pay the Reimbursement Amount constitute the sole remedies of the Purchaser respecting a breach of the representations or warranties contained in this Section 3.01.

     Section 3.02. Seller Representations and Warranties.

     The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

          (a) The Seller is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (i) its business, properties, assets or condition (financial or other), (ii) the performance of its obligations under this Agreement, (iii) the value or marketability of the Mortgage Loans, or (iv) its ability to foreclose on the related Mortgaged Properties.

          (b) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally or creditors of national banks and by the availability of equitable remedies, (ii) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

          (c) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument, agreement or document to which the Seller is a party or by which it may be bound or to which any of the property or assets of the Seller is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Seller, or any law, administrative regulation or administrative or court decree applicable to the Seller and (iii) will not require any filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency.

          (e) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

          (f) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

          (g) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

          (h) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

          (i) The Seller is not transferring the Mortgage Loans to the Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.

          (j) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

          (k) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                                   ARTICLE IV

                               SELLER'S COVENANTS

     Section 4.01. Covenants of the Seller.

     The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the

Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V

                                   TERMINATION

     Section 5.01. Termination.

     The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 6.01. Amendment.

     This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

     Section 6.02. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 6.03. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  Bank of America, National Association
                  214 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  General Counsel

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  if to the Purchaser:

                  Asset Backed Funding Corporation
                  214 North Tryon Street
                  21st Floor
                  Charlotte, North Carolina 28255
                  Attention:  Bruce W. Good

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Section 6.04. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 6.05. Counterparts.

     This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 6.06. Further Agreements.

     The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

     Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

     Section 6.07. Intention of the Parties.

     It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller.

Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

     Section 6.08. Successors and Assigns; Assignment of this Agreement.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 6.09. Survival.

     The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                       ASSET BACKED FUNDING CORPORATION,
                                       as Purchaser

                                       By:        /s/ Juanita L. Deane-Warner
                                              ----------------------------------
                                       Name:  Juanita L. Deane-Warner
                                       Title: Vice President


                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION, as Seller

                                       By:       /s/ Bruce W. Good
                                             -----------------------------------
                                       Name:  Bruce W. Good
                                       Title: Principal

























     [SIGNATURE PAGE TO THE ABFC 2006-HE1 MORTGAGE LOAN PURCHASE AGREEMENT]

STATE OF NEW YORK          )
                           )        ss.:
COUNTY OF NEW YORK         )

     On the 14th day of December 2006 before me, a Notary Public in and for said State, personally appeared Juanita L. Deane-Warner, known to me to be a Vice President of Asset Backed Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Karen P. Ng
                                         ---------------------------------------
                                         Notary Public



                                         My Commission expires the   4    day
                                                                   ------
                                         of March, 2010.





















       [NOTARY PAGE TO THE ABFC 2006-HE1 MORTGAGE LOAN PURCHASE AGREEMENT]

STATE OF NORTH CAROLINA    )
                           )        ss.:
COUNTY OF MECKLENBURG      )

     On the 14th day of December 2006 before me, a Notary Public in and for said State, personally appeared Bruce W. Good, known to me to be a Principal of Bank of America, National Association, the association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               /s/ E. Blair Autrey
                                          --------------------------------------
                                          Notary Public


                                          My Commission expires the 4 day
                                          of October, 2010.






















       [NOTARY PAGE TO THE ABFC 2006-HE1 MORTGAGE LOAN PURCHASE AGREEMENT]

                                   SCHEDULE I

                        OPTION ONE MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

T

                                   SCHEDULE II

                        AMERIQUEST MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

                                  SCHEDULE III

                        ACCREDITED MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

                                   SCHEDULE IV

                          C-BASS MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

                                   SCHEDULE V

                        NC CAPITAL MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

                                   SCHEDULE VI

                           WMC MORTGAGE LOAN SCHEDULE

  [See Exhibits D-1 and D-2 to Exhibit 4.1 of this Current Report on Form 8-K]

                                  SCHEDULE VII

                        MORTGAGE LOAN SCHEDULE (GROUP 1)

      [See Exhibit D-1 to Exhibit 4.1 of this Current Report on Form 8-K]

                                  SCHEDULE VIII

                        MORTGAGE LOAN SCHEDULE (GROUP 2)

       [See Exhibit D-2 to Exhibit 4.1 of this Current Report on Form 8-K]